FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT
THIS FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (this “Amendment”) is entered into as of August 14, 2018, by and between CUMBERLAND PHARMACEUTICALS INC., a Tennessee corporation (the “Borrower”), and PINNACLE BANK, a Tennessee banking corporation (the “Lender”).
RECITALS:
A. The Borrower and the Lender entered into that certain Revolving Credit Loan Agreement (the “Loan Agreement”) dated as of July 31, 2017. Capitalized terms not otherwise defined therein have the same meaning as set forth in the Loan Agreement.
B. The Borrower and the Lender desire to amend the Loan Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1. Section 6.7 of the Loan Agreement is hereby amended and restated as follows:
6.7 Funded Debt Ratio and Tangible Capital Ratio. Permit both (i) the Funded Debt Ratio of the Borrower as calculated for the Borrower and its Subsidiaries at the end of each fiscal quarter on a rolling four quarter basis to exceed 2.50 to 1.00, and (ii) the Funded Debt to Tangible Capital Ratio of the Borrower as calculated for the Borrower and its Subsidiaries to exceed forty percent (40%). For clarification, if the Borrower maintains compliance with either of the above required calculations, then the Borrower shall be in compliance with this Section 6.7 for the applicable period.
2. The following new definitions are hereby added to Section 9.1 of the Loan Agreement:
“Funded Debt to Tangible Capital Ratio” means the ratio, expressed as a percentage, of Funded Debt divided by Tangible Capital.
“Tangible Capital” means the amount equal to total shareholders’ equity, plus Funded Debt, less the value of intangible assets, all of the foregoing to be determined in accordance with the financial statements and reports provided to Lender, which are to be prepared in accordance with GAAP.
3. The Loan Agreement is not amended in any other respect.
4. The Borrower reaffirms the terms and provisions of the Loan Agreement, along with the other Loan Documents, and the Borrower agrees that such terms and provisions are valid and binding, enforceable in accordance with its terms and provisions, subject to no defense, counterclaim, or objection.
[signatures commence on following page]

ENTERED INTO as of the date first written above.

BORROWER: CUMBERLAND PHARMACEUTICALS INC.
By:	/s/ A.J. Kazimi
A.J. Kazimi
Chairman and Chief Executive Officer

LENDER: PINNACLE BANK
By:	/s/ Tim Bewley
Tim Bewley,
Senior Vice President

[Signature Page to First Amendment to Revolving Credit Loan Agreement]